UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 28, 2008

GLOBAL GOLD CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

45 East Putnam Avenue, Greenwich, CT		06830
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 422-2300 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events

On April 28, 2008, the Company, through one of its subsidiaries in the Republic of Armenia, was issued a twenty-five year “special mining license” for the Marjan mining property located in southwestern Armenia, along the Nakichevan border in the province of Syunik. The license is effective April 22, 2008 and expires on April 22, 2033. The new license expands the prior license term and substantially increases the license area from approximately 1,400 acres to approximately 4,800 acres with coordinates as follows:

1.	X = 4365000	3.	X = 4363770	5.	X = 4360000
	Y = 8570000		Y = 8574530		Y = 8572700
2.	X = 4366800	4.	X =4360400
	Y = 8572000		Y = 8575250

This property was previously explored during the Soviet era, including through tunneling and drilling. The Company has advanced exploration through detailed geological mapping, additional trenching, diamond drilling, and metallurgical sampling. The special mining license covers gold, silver, copper, lead, and zinc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GLOBAL GOLD CORPORATION

Dated: April 30, 2008	Global Gold Corporation

By: /s/Van Z. Krikorian
Name: Van Z. Krikorian
Title: Chairman and Chief Executive Officer